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                                                                  EXHIBIT 10.1.2

                               BIOVEX GROUP, INC.

                            2005 STOCK INCENTIVE PLAN

1. Purpose

     The purpose of this 2005 Stock Incentive Plan (the "PLAN") of BioVex Group, Inc., a Delaware corporation (the "COMPANY"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "COMPANY" shall include any of the Company's present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "CODE") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the "BOARD").

2. Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "AWARD") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "PARTICIPANT".

3. Administration and Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "COMMITTEE"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officers.

     (c) Delegation to Executive Officers. No executive officer shall be authorized to grant Awards, including to any "executive officer" of the Company (as defined by Rule 3b-7


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under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or to any "officer" of the Company (as defined by Rule 16a-1 under the Exchange
Act).

4. Stock Available for Awards. Subject to adjustment under Section 8, Awards may be made under the Plan for an aggregate of up to 1,653,661 shares of common stock, $0.0001 par value per share, of the Company (the "COMMON STOCK"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5. Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "OPTION") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "NONSTATUTORY STOCK OPTION".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "INCENTIVE STOCK OPTION") shall only be granted to employees of the Company, any of the Company's current or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of
Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 9(i), including without limitation the conversion of an Incentive Stock Option to a Non-statutory Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement; provided, however, that the exercise price of each Option shall be 100% (or 110% in the case of an Incentive Stock Option granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code) of the fair market value of the Common Stock covered by the Option, determined as of the date of grant, or such higher amount as the Board may determine in connection with the grant.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.


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     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) at such time, if any, as the Common Stock is registered under the Exchange Act, by any broker-assisted exercise program acceptable to the Board;

          (3) to the extent permitted by the Board, in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("FAIR MARKET VALUE"), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

          (4) to the extent permitted by applicable law and by the Board, in its sole discretion by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.

     (g) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4, except as may be required by reason of Section 422 and related provisions of the Code.

6. Restricted Stock

     (a) General. The Board may grant Awards consisting of or entitling recipients to acquire shares of Common Stock ("RESTRICTED STOCK"), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest ("RESTRICTED STOCK UNITS") (Restricted Stock and Restricted Stock Units are each referred to herein as a "RESTRICTED STOCK AWARD").


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     (b) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

     (c) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "DESIGNATED BENEFICIARY"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7. Other Stock-Based Awards

     Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants ("OTHER STOCK UNIT AWARDS"), including without limitation stock appreciation rights and Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto.

8. Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan,
(ii) the number and class of securities and exercise price per share subject to each outstanding Option, (iii) the repurchase price per share subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this
Section 8(a) applies and Section 8(b) also applies to any event, Section 8(b) shall be applicable to such event, and this Section 8(a) shall not be applicable.

     (b) Change of Control

          (1) "CHANGE OF CONTROL" shall mean any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of


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the Company. Where a Change of Control involves a tender offer that is reasonably expected to be followed by a merger described in (i) above (as determined by the Board), the Change of Control shall be deemed to have occurred upon consummation of the tender offer.

          (2) Effect on Options. Upon the occurrence of a Change of Control, or the execution by the Company of any agreement with respect to a Change of Control, the following provisions shall apply:

               (a) Assumption or Substitution. If the Change of Control is one in which there is an acquiring or surviving entity, the Board may provide for the assumption of some or all outstanding Options or for the grant of new Options in substitution therefor by the acquiror or an affiliate of the acquiror or survivor;

               (b) Acceleration. The Board may, upon written notice to the Participants, provide that all then unexercised Options will automatically become exercisable in full and will terminate immediately prior to the closing of such Change of Control, except to the extent exercised by the Participants before the consummation of such Change of Control; or

               (c) Cash Out. In the event of a Change of Control under the terms of which holders of Common Stock will receive upon the closing thereof a cash payment for each share of Common Stock surrendered pursuant to such Change of Control (the "ACQUISITION PRICE"), then the Board may instead provide that all outstanding Options shall terminate upon the closing of such Change of Control and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) Effect on Restricted Stock Awards. Upon the occurrence of a Change of Control or the execution by the Company of any agreement with respect to a Change of Control, the following provisions shall apply:

               (a) Assumption. If the Change of Control is one in which there is an acquiring or surviving entity, the Board may provide that the repurchase and other rights of the Company under each Restricted Stock Award shall apply to the cash, securities or other property which the Common Stock is converted into or exchanged for pursuant to such Change of Control in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award; or

               (b) Acceleration. The Board may, upon written notice to the Participants, provide that the repurchase or other rights of the Company under each Restricted Stock Award shall terminate as of a specified time prior to the Change of Control.

          (4) Effect on Other Awards. The Board shall specify the effect of a Change of Control on any other Award granted under the Plan at the time of the grant of such Award.

9. General Provisions Applicable to Awards


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     (a) Requirement as to listing, etc. Unless the Board specifically provide otherwise in an Award, no Option shall be exercisable and the repurchase or other rights of the Company shall not terminate with respect to a Restricted Stock Award unless and until a Listing has taken effect or the Option is exercisable or the Company's repurchase or other rights terminate as a result of the application of Section 8(b)(2) or Section 8(b)(3) as appropriate.

     (b) Awards other than Options or Restricted Stock Awards. Unless the Board specifically provide otherwise, all Awards under the Plan shall be subject to restrictions similar to those imposed on Options and Restricted Stock Awards by virtue of Section 9(a) above.

     (c) Definition of Listing. For the purposes of Awards made under the Plan and, without limitation, Sections 9(a) and 9(b) above, "Listing" shall mean the Company's first firm commitment underwritten public offering of its Common Stock where the stock is subsequently primarily traded on the Nasdaq Stock Market's National Market, the New York Stock Exchange, the London Stock Exchange, the Alternative Investment Market or any other comparable exchange or marketplace approved for the purposes of the Plan by the Board.

     (d) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (e) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. As determined by the Board, each Award may contain terms and conditions in addition to those set forth in the Plan.

     (f) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (g) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant's legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

     (h) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes and social security contributions required by law or agreed to be withheld in connection with the grant, holding, vesting or exercise of the Awards or otherwise in connection with Awards to such Participant no later than the date of the event creating the tax or social security liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may, subject to prior approval of the Board, satisfy such tax and social security obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax or social security obligation, valued at their Fair


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Market Value. Shares surrendered to satisfy tax and/or social security withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax and/or social security obligations from any payment of any kind otherwise due to a Participant.

     (i) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (j) CONDITIONS ON DELIVERY OF STOCK. THE COMPANY WILL NOT BE OBLIGATED TO DELIVER ANY SHARES OF COMMON STOCK PURSUANT TO THE PLAN OR TO REMOVE RESTRICTIONS FROM SHARES PREVIOUSLY DELIVERED UNDER THE PLAN UNTIL (I) ALL CONDITIONS OF THE AWARD HAVE BEEN MET OR REMOVED TO THE SATISFACTION OF THE COMPANY; (II) IN THE OPINION OF THE COMPANY'S COUNSEL, ALL OTHER LEGAL MATTERS IN CONNECTION WITH THE ISSUANCE AND DELIVERY OF SUCH SHARES HAVE BEEN SATISFIED, INCLUDING ANY APPLICABLE SECURITIES LAWS AND ANY APPLICABLE STOCK EXCHANGE OR STOCK MARKET RULES AND REGULATIONS; (III) THE PARTICIPANT HAS BECOME A PARTY TO, AND BECOMES BOUND AS A "COMMON HOLDER" UNDER, THE COMPANY'S STOCKHOLDERS' AGREEMENT, DATED AS OF 30 AUGUST 2005 AND AS AMENDED OR SUBSTITUTED FROM TIME TO TIME; AND (IV) THE PARTICIPANT HAS EXECUTED AND DELIVERED TO THE COMPANY SUCH ADDITIONAL REPRESENTATIONS OR AGREEMENTS AS THE COMPANY MAY CONSIDER APPROPRIATE TO SATISFY THE REQUIREMENTS OF ANY APPLICABLE LAWS, RULES OR REGULATIONS.

     (k) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award or any applicable services or employment agreement.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that


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such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time.

     (e) Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board's discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

     (f) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

     (g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice of law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

                                         Adopted by the Board of Directors
                                         on July 19, 2005

                                         Approved by the Stockholders
                                         on October 15, 2005


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